UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 28, 2012

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On March 28, 2012, the Board of Directors of BPZ Resources, Inc. (the “Company”) elected Stephen R. Brand and Jerelyn Eagan to serve as independent directors on the Company’s Board of Directors.  Mr. Brand was appointed to fill a Class III director vacancy resulting from the Board of Director’s decision to increase the number of Class II members serving on the Company’s Board of Directors and to appoint James B. Taylor, a current member of the Board of Directors, as a Class II director.  Mr. Taylor’s appointment as a Class II director created the Class III vacancy to be filled by Mr. Brand.  Class II directors will stand for election at the 2012 Annual Meeting of Shareholders.  Mr. Brand will serve as a Class III director effective immediately until the election of directors at the 2012 Annual Meeting of Shareholders.  Ms. Eagan was appointed to fill a seat resulting from the increase in the number of members serving on the Company’s Board of Directors and she will serve as a Class I director effective immediately, until the next election of directors by the shareholders at the 2012 Annual Meeting of Shareholders.

Since 2011, Mr. Brand has served as Senior Executive Advisor and member of the Advisory Board of Welltec and as Senior Advisor to Clean Range Ventures.  Immediately preceding that, Mr. Brand was employed by ConocoPhillips from 1976-2011 where he served as Senior Vice President, Technology (R&D) from 2007-2011, Vice President of Exploration and Business Development from 2005-2007, President of Australasia from 1998-2005, Manager of Exploration and Production - Business Development from 1995-1998, President, Canada from 1992-1995, Manager, Exploration and Production - North America Business Development from 1989-1992, and in various geologist positions from 1976-1989.  In addition to serving on the Advisory Board of Welltec, Mr. Brand has been a member of the Board of SM Energy since 2011, a member of the Accenture Global Energy Board since 2007, and a member of the Board of Directors of Australian American Chamber of Commerce since 2006.  He also served as a member of the Board of Trustees of the University of Colorado Foundation from 2010-2011, a member of the Board of Directors of Aquatic Energy, LLC from 2010-2011, a member of the U.S. National Committee, World Petroleum Congress from 2008-2011, and a member of the Advisory Council of the Geology Foundation of the University of Texas from 2005-2011.  Mr. Brand holds a Doctorate and Masters of Science in Geology.

Ms. Eagan was employed by Delta Hydrocarbons B.V. as Chief Financial Officer from 2006-2009.  Immediately preceding that, Ms. Eagan was Vice President, Finance for Global Gas and Power at Royal Dutch Shell in 2005, Vice President, Finance & Commercial for the Americas Region Exploration & Production group at Shell Oil Company from 1999-2004, Chief Financial Officer of Shell Oil Company from 2002-2003, Deputy Group Controller at Royal Dutch Shell from 1995-1998, Finance Manager for the Refining and Marketing Group at Shell Oil Company from 1990-1994, and in various other positions at Shell Oil Company from 1976-1989.  Ms. Eagan joined the board of directors of Marine Spill Response Corporation in January 2012, and is chair of its audit committee.  Ms. Eagan holds a Masters of Business Administration and a Juris Doctorate, and has previously been a Certified Management Accountant and a Certified Public Accountant.

Mr. Brand and Ms. Eagan will receive the standard Board and committee retainers and meeting fees for non-employee directors, plus expenses related to attendance of Board meetings.  In addition, Mr. Brand and Ms. Eagan will be eligible to receive stock-based awards under the Company’s Director Compensation Incentive Plan, as such compensation arrangements are established by us from time to time for non-employee directors. The specific amounts and terms of these fees and awards, as most recently approved by the Board, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on April 29, 2011.

Mr. Brand and Ms. Eagan are not  party to any arrangement or understanding with any person pursuant to which they were selected as a director, nor are they a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01      Other Events.

On April 3, 2012, the Company issued a press release announcing the addition of Mr. Brand and Ms. Eagan  to the Company’s Board of Directors. A copy of the press release dated April 3, 2012 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: April 3, 2012	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated April 3, 2012.